UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549




                          _________________________

                                  FORM 8-K


                          _________________________


                               CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


    Date of Report  (Date of earliest event reported) February 22, 1995
                                                      __________________


                            TRAK AUTO CORPORATION
            _____________________________________________________
           (Exact name of registrant as specified in its charter)



         Delaware                  0-12202            52-1281465
____________________________     ___________      ___________________
(State or other jurisdiction     (Commission         (IRS Employer
      of incorporation)          File Number)   Identification No.)



        3300 75th Avenue, Landover, Maryland        20785
     ________________________________________     __________
     (Address of principal executive offices)     (Zip Code)


      Registrant's telephone number, including area code (301) 731-1200
                                                         ______________

       _______________________________________________________________
       (Former name or former address, if changed since last report.)


     The total number of sequentially numbered pages is 2.

     This filing contains no exhibits.

       2 of 2

Item 5.  Other Events

Robert M. Haft Employment Litigation
____________________________________

                On February 22, 1995, the federal district court in the employment litigation brought by Robert M. Haft, the former president of Dart Group Corporation ("Dart Group") and former Chairman of Crown Books Corporation ("Crown Books") (Robert M. Haft v. Dart Group Corporation, et al. (D. Del. Civ. Action No. 93-384-SLR)), made the following ruling against Trak Auto Corporation ("Trak Auto"), a majority owned subsidiary of Dart
Group:

     1) The court found that Robert Haft was entitled to exercise employee stock options under a Trak Auto employee stock option plan. As to options that had expired during the pendency of the case, the court extended the time for exercise for a period equal to the period from June 30, 1993 to the expiration date. As to options that have not yet expired, the court extended the exercise date for a period equal to the period from June 30, 1993 until final judgment is entered, which the court has not yet done. (Under the relevant plan, Robert Haft would be entitled to exercise options for 40,000 Trak Auto shares having exercise prices of $6.60 - $13.75 a share.)

                                  SIGNATURE
                                  _________

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         TRAK AUTO CORPORATION


                                         By: /s/ David B. MacGlashan
                                             ________________________
                                                  David B. MacGlashan
                                                  Principal Accounting
                                                  Officer


Date:  March 1, 1995